Exhibit 1.1

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
Up to $2,000,000,000 in Shares of Common Stock, $0.01 par value per share

FORM OF AMENDED AND RESTATED DEALER MANAGER AGREEMENT

October [ ], 2015

NorthStar Securities, LLC
5299 DTC Boulevard, Suite 900
Greenwood Village, Colorado 80111

Ladies and Gentlemen:

NorthStar/RXR New York Metro Income, Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Offering”) a maximum of $2,000,000,000 in shares of its common stock, $0.01 par value per share (the “Common Stock”). The Company proposes to offer (a) up to $1,800,000,000 in shares of Common Stock pursuant to the Company’s primary offering (the “Primary Shares”) in any combination of Class A and Class T shares of Common Stock (which are referred to herein individually as “Class A Shares” and “Class T Shares”); and (b) up to $200,000,000 in any combination of Class A Shares and Class T Shares pursuant to the Company’s distribution reinvestment plan (the “DRP Shares” and, together with the Primary Shares, the “Offered Shares”). The Offered Shares are to be issued and sold to the public on a “best efforts” basis through you (the “Dealer Manager”) as the managing dealer and the broker-dealers participating in the Offering. The Company has reserved the right to reallocate the Offered Shares between the Primary Shares and the DRP Shares and the Company’s board of directors may adjust the offering price per Primary Share or DRP Share in its discretion. The Company and the Dealer Manager previously entered into a Dealer Manager Agreement dated February 9, 2015, (the “Initial Dealer Manager Agreement”), which is hereby amended by this Amended and Restated Dealer Manager Agreement dated October [•], 2015 (the Initial Dealer Manager Agreement, as amended herein, is referred to as the “Dealer Manager Agreement”). The Dealer Manager has entered into Participating Dealer Agreements in the form attached to the Initial Dealer Manager Agreement as “Exhibit A” and it is anticipated that the Dealer Manager will enter into additional Participating Dealer Agreements in the form attached to this Dealer Manager Agreement as “Exhibit A” with other broker-dealers participating in the Offering (each broker-dealer being referred to herein as a “Participating Dealer” and such dealers being collectively referred to herein as the “Participating Dealers”) and each such Participating Dealer Agreement entered into, in whichever form, is hereinafter referred to as the “Participating Dealer Agreement.” The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement. Terms not defined herein shall have the same meaning as in the Prospectus (as defined in Section 1.1(a)).

The Company is the sole general partner of NorthStar/RXR Operating Partnership, LP, a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”).  The Company and the Operating Partnership hereby jointly and severally agree with you, the Dealer Manager, as follows:

1.              Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby jointly and severally represent and warrant to the Dealer Manager and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement, as of the date thereof and at all times during the Offering Period, as that term is defined in Section 5.1, provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates as follows:

1.1                               Compliance with Registration Requirements.

(a)                                 A registration statement on Form S-11 (File No. 333-200617), including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the Commission on November 26, 2014 (the “Registration Statement”). Such Registration Statement was declared effective by the Commission on February 9, 2015.  The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof and will file such additional amendments and supplements thereto as may hereafter be required.  As used in this Agreement, the term “Registration Statement” means the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), as amended through the date hereof, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the Commission at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission.

(b)                                 The Registration Statement and the Prospectus, and any further amendments or supplements thereto, did/will, as of the applicable Effective Date or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.2                               Good Standing of the Company and the Operating Partnership.

(a)                                 The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

(b)                                 The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; as of the date of this Agreement, the Company is the sole general partner of the Operating Partnership; this Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

(c)                                  Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Operating Partnership or any of its Subsidiaries (as defined in Section 1.17) taken as a whole (a “Material Adverse Effect”).

1.3                               Authorization and Description of Securities.

The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise.  The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus.  The authorized, issued and outstanding shares of Common Stock as of the date of this Agreement are as set forth in the Prospectus under the caption “Description of Capital Stock.”  All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.  As of the date of this Agreement, the Operating Partnership has not issued any security or other equity interest other than the general partner interest and common units of partnership interest (“Units”) as set forth in the Prospectus, and none of such outstanding Units has been issued in violation of any preemptive right, and all of such Units have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

1.4                               Absence of Defaults and Conflicts.

(a)                                 The Company is not in violation of its charter or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a breach or default under: (i) its charter or bylaws; or (ii) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; or (iii) any law, rule or regulation applicable to the Company; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (ii), (iii) and (iv), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

(b)                                 The Operating Partnership is not in violation of its certificate of limited partnership or its partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Operating Partnership will not violate the terms of or constitute a breach or default under: (i) its certificate of limited partnership or; (ii) its partnership agreement; or (iii) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Operating Partnership is a party or to which its properties are bound; or (iv) any law, rule or regulation applicable to the Operating Partnership; or (v) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (ii), (iii), (iv) and (v), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.5                               REIT Compliance.

The Company is organized in a manner that conforms with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, would enable it to meet the requirements for taxation as a REIT under the Code.  The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

1.6                               No Operation as an Investment Company.

The Company is not and does not currently intend to conduct its business so as to be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the 1940 Act.

1.7                               Absence of Further Requirements.

As of the date of this Agreement, no filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or in connection with the issuance and sale by the Company of the Offered Shares, except such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”), or applicable state securities laws or where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not have a Material Adverse Effect.

1.8                               Absence of Proceedings.

As of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against either the Company or the Operating Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.9                               Financial Statements.

The financial statements of the Company and its Subsidiaries included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its Subsidiaries, as of the date specified, in conformity with generally accepted accounting principles applied in the United States and on a consistent basis and in conformity with Regulation S-X of the Commission.  No other financial statements or schedules are required by Form S-11 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

1.10                        Escrow Agent.

The Company has entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 6 below (the “Escrow Account”).

1.11                        Independent Accountants.

Grant Thornton LLP, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.

1.12                        No Material Adverse Change in Business.

Since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company or the Operating Partnership, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Company or the Operating Partnership which could reasonably result in a Material Adverse Effect.

1.13                        Material Agreements.

There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.  Each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Exchange Act, and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).

1.14                        Reporting and Accounting Controls.

Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership.  The Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the Company’s knowledge, neither the Company nor the Operating Partnership, nor any employee or agent thereof, has made any payment of funds of the Company or the Operating Partnership, as the case may be, or received or retained any funds, and no funds of the Company, or the Operating

Partnership, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Operating Partnership.

1.15                        Material Relationships.

No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, the Operating Partnership, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.16                        Possession of Licenses and Permits.

The Company possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and, as of the date of this Agreement, the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

1.17                        Subsidiaries.

Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.  The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described or identified in the Registration Statement or such amendment to the Registration Statement.

1.18                        Possession of Intellectual Property.

The Company and the Operating Partnership own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and the Operating Partnership, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect.  Neither the Company nor the Operating Partnership has received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and/or the Operating Partnership therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

1.19                        Advertising and Sales Materials.

All advertising and supplemental sales literature prepared or approved by the Company or NSAM J-NS/RXR Ltd, a Jersey, Channel Islands company that serves as the Company’s advisor pursuant to the terms of an advisory agreement (the “Advisor”), whether designated solely for “broker-dealer use only” or otherwise, to be used or delivered by the Company, the Advisor, RXR NTR Sub-Advisor, LLC, a Delaware limited liability company that serves as the Company’s sub-advisor pursuant to the terms of a sub-advisory agreement (the “Sub-Advisor”), or the Dealer Manager in connection with the Offering (the “Authorized Sales Materials”) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or to make the statements therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading.

1.20                        Compliance with Privacy Laws and the USA PATRIOT Act.

The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.21                        Good and Marketable Title to Assets.

Except as otherwise disclosed in the Prospectus:

 (a)                                 the Company and its Subsidiaries have good and insurable or good, valid and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any Subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such Subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)                                 there are no liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its Subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(c)                                  no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as a lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its Subsidiaries considered as one enterprise;

(d)                                 to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e)                                  to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where failure to have such public utilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f)                                   to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)                                  all of the leases under which the Company or any of its Subsidiaries hold or use any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)                                 to the Company’s knowledge, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its Subsidiaries, except such proceedings or actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(i)                                     neither the Company nor any of its Subsidiaries nor any lessee of any of the real property improvements of the Company or any of its Subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

1.22                        Registration Rights.

There are no persons with registration or other similar rights to have any securities of the Company or the Operating Partnership registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby, other than shares of Common Stock issuable upon the redemption of the special units of the Operating Partnership.

1.23                        Taxes.

The Company and the Operating Partnership have filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and have paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.

1.24                        Authorized Use of Trademarks.

Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Company to the Dealer Manager or approved by the Company for use by the Dealer Manager and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.

2.              Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby jointly and severally covenant and agree with the Dealer Manager as follows:

2.1                               Compliance with Securities Laws and Regulations.

The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time. As of the date of this Agreement, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Securities Act.

2.2                               Delivery of Registration Statement, Prospectus and Sales Materials.

The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request.  The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) the Authorized Sales Materials.

2.3                               Blue Sky Qualifications.

The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering.  In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession.  The Company will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions.  The Company will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect.  The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws, except where the failure to obtain such approval would not result in a Material Adverse Effect.

2.4                             Material Disclosures.

If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating

Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.13 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of the Securities Act.

2.5                             Reporting Requests.

The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

2.6                             No Manipulation of Market for Securities.

The Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.

2.7                               Use of Proceeds.

The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus in all material respects.

2.8                               Transfer Agent.

The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

3.              Payment of Expenses and Fees.

3.1                               Company Expenses.

Subject to the limitations described below, the Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of personnel of the Advisor and the Sub-Advisor in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder.  Notwithstanding the foregoing, the Company shall not directly pay, or reimburse the Advisor or Sub-Advisor for, the costs and expenses described in this Section 3.1 if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including the

Company expenses paid or reimbursed pursuant to this Section 3.1, all items of underwriting compensation including Dealer Manager expenses described in Section 3.2 and due diligence expenses described in Section 3.3) to exceed 15.0% of the gross proceeds from the sale of the Primary Shares.

 3.2                               Dealer Manager Expenses.

In addition to payment of the Company expenses as provided under Section 3.1, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with the Offering to exceed 10% of the gross proceeds from the sale of the Primary Shares, excluding reimbursement of reasonable bona fide due diligence expenses as provided under Section 3.3.

3.3                               Due Diligence Expenses.

In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer; provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3.3 which would cause the aggregate of all Company expenses described in Section 3.1, all underwriting compensation paid to the Dealer Manager and any Participating Dealer and the due diligence expenses paid pursuant to this Section 3.3 to exceed 15.0% of the gross proceeds from the sale of the Primary Shares.  Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties.  The Dealer Manager or any Participating Dealer shall provide a detailed and itemized invoice to the Company for any such due diligence expenses.

4.              Representations, Warranties and Covenants of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership as of the date hereof and at all times during the Offering Period as that term is defined below (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1                               Good Standing of the Dealer Manager.

The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Dealer Manager and is a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

4.2                               Compliance with Applicable Laws, Rules and Regulations.

The Dealer Manager (a) is a member of FINRA in good standing, and (b) it and its employees and representatives who will perform services hereunder have all required licenses and registrations to act under this

Agreement.  With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Dealer Agreement, each Participating Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Exchange Act, applicable state securities or blue sky laws, and FINRA Rules, specifically including, but not in any way limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rule 2340 and NASD Rule 2420, as amended to date.

4.3                               AML Compliance.

The Dealer Manager has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares.  The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.4                               Accuracy of Information.

The Dealer Manager represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.5                               Suitability.

(a)                                 The Dealer Manager will offer the Offered Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company that the Offered Shares are qualified for sale or that such qualification is not required.  Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer the Offered Shares and will not permit any of its registered representatives to offer the Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering the Offered Shares, the Dealer Manager will comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).

(b)                                 The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell the Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under all of the following: (i) applicable provisions of the Prospectus; (ii) applicable laws of the jurisdiction of which such investor is a resident; (iii) applicable FINRA Rules; and (iv) the provisions of Section III.C. of the NASAA REIT Guidelines.  The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of the Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Offered Shares in the amount proposed, including loss and potential lack of liquidity of such investment, and (iii) an investment in Primary Shares is otherwise suitable for such investor.  The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in the Offered Shares of each proposed investor solicited by a person associated with the Dealer Manager by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.  The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of the Offered Shares, to otherwise comply with the record keeping requirements provided in Section 4.6 below and to make such documents and records available to (i) the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.  The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and such customer’s completed and executed Subscription Agreement (as defined in Section 6 herein).

4.6                               Recordkeeping.

The Dealer Manager agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  The Dealer Manager further agrees to keep such records with respect to each customer who purchases Primary Shares, the customer’s suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

4.7                               Customer Information. The Dealer Manager shall:

(a)                                 abide by and comply with (i) the privacy standards and requirements of the GLB Act; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)                                 refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)                                  determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Dealers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

4.8                               Resale of Offered Shares.

The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares.  In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fully comply with all applicable FINRA Rules and any other applicable federal or state laws.

4.9                               Blue Sky Compliance.

The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions.  No Offered Shares shall be offered or sold for the account of the Company in any other states or foreign jurisdictions.

4.10                        Distribution of Prospectuses.

The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.11                        Authorized Sales Materials.

The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials.

4.12                        Materials for Broker-Dealer Use Only.

The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares.

4.13                        Suspension or Termination of Offering.

The Dealer Manager agrees, and will require that each of the Participating Dealers agree, to suspend or terminate the offering and sale of the Offered Shares upon request of the Company at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Company.

5.              Sale of Offered Shares.

5.1                               Exclusive Appointment of Dealer Manager.

The Company hereby appoints the Dealer Manager as its exclusive agent and managing dealer during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit, and to cause Participating Dealers to solicit, purchasers of the Offered Shares at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, and the Dealer Manager agrees to use its best efforts to procure purchasers of the Offered Shares during the Offering Period.  The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Dealer Agreement with such Participating Dealer.  The Dealer Manager hereby accepts such agency and agrees to use its best efforts to sell the Offered Shares on said terms and conditions.

5.2                               Compensation.

(a)                                 Selling Commissions.  Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.2, the

Company will pay to the Dealer Manager selling commissions in an amount of 7.0% of the gross proceeds of Class A Shares sold in the primary offering and an amount of up to 2.0% of the gross proceeds from the sale of Class T Shares sold in the primary offering, all of which will be reallowed to the Participating Dealer who sold the Primary Shares giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer; provided, however, that no commissions described in this clause (a) shall be payable in respect of the purchase of Class A Shares sold in the primary offering: (i) through an investment advisory representative affiliated with a Participating Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Participating Dealer (or such Participating Dealer’s registered representatives and their family members), in its individual capacity, or by a retirement plan of such Participating Dealer (or such Participating Dealer’s registered representatives); or (iii) by an officer, director or employee of the Company, the Advisor, the Sub-Advisor or their respective affiliates.  The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any DRP Shares.

(b)                                 Dealer Manager Fee.  Subject to special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.2, the Company will pay to the Dealer Manager a dealer manager fee in an amount of up to 3.0% of the gross proceeds from the sale of Class A Shares sold in the primary offering and an amount of up to 2.75% of the gross proceeds from the sale of Class T Shares sold in the primary offering (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Class A Shares in the primary offering by an officer or director of the Company, or by officers and employees the Advisor and the Advisor’s affiliates. The Company will not pay the Dealer Manager Fee in respect of the purchase of any DRP Shares.

(c)                        Distribution Fee. With respect to each Class T Share, the Company will pay to the Dealer Manager a distribution fee (the “Distribution Fee”), which accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to one percent (1.0%) per annum of (i) the current offering price per Class T Share or (ii) if the Company is no longer offering Primary Shares in a public offering, the most recent gross offering price or the estimated per share value of Class T Shares, if any has been disclosed. The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow the Distribution Fees to the Participating Dealers who sold the Shares giving rise to such fees to the extent the Participating Dealer Agreement with such Participating Dealer provides for such a reallowance. Notwithstanding the foregoing, if the Dealer Manager is notified that the Participating Dealer who sold the Class T Shares giving rise to the Distribution Fees is no longer the Participating Dealer of record with respect to such Class T Shares, then such Participating Dealer’s entitlement to the Distribution Fees related to such Class T Shares shall cease, and the Participating Dealer shall not receive the Distribution Fees for any portion of the month in which the Participating Dealer is not the Participating Dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class T Shares is made in connection with a change in the registration of record for such Class T Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Participating Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Class T Shares for the portion of the month for which the Participating Dealer was the broker dealer of record. Thereafter, such Distribution Fees may be reallowed by the Dealer Manager to the then-current Participating Dealer of record of the Class T Shares if any such Participating Dealer of record has been designated (the “Servicing Broker Dealer”); provided, that, such reallowance shall only be paid to the extent such Servicing Broker Dealer has entered into a Participating Dealer Agreement or similar agreement with the Dealer Manager (the “Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Broker Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may pay to such Participating Dealers and Servicing Broker Dealers up to 100% of the aggregate Distribution Fees payable by the Company to the Dealer Manager. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class A Shares.

The Dealer Manager will cease receiving Distribution Fees with respect to each Class T Share upon the earliest to occur of the following: (i) a listing of the Company’s shares of Common Stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including Dealer Manager Fees, selling commissions, Distribution Fees and any other amounts paid to participating Dealers that would be deemed underwriting compensation pursuant to FINRA Rule 2310, with respect to all Class A Shares and Class T Shares would be in excess of 10% of the gross proceeds of the primary portion of the Offering; or (iv) the end of the month in which total underwriting compensation, including Dealer Manager Fees, selling commissions and Distribution Fees with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the stockholder’s total gross investment amount at the time of purchase of the primary Class T Shares held in such account.

(d)    Volume Discounts. The Company will pay to the Dealer Manager reduced selling commissions for purchases of more than $500,000 of Class A Shares in the primary offering by a single purchaser through the same participating broker-dealer as follows:

(i)                                   The Company will pay a 6.0% selling commission on purchases of $500,000 to $999,999;

(ii) The Company will pay a 5.0% selling commission on purchases of $1,000,000 to $1,999,999;

(iii) The Company will pay a 4.0% selling commission on purchases of $2,000,000 to $2,999,999;

(iv) The Company will pay a 3.0% selling commission on purchases of $3,000,000 to $4,999,999; and

(v)                                The Company will pay a 2.0% selling commission on purchases over $5,000,000.

(e)                                 Friends and Family Program.  As described in the Prospectus, the Dealer Manager agrees to sell up to 5.0% of the Class A Shares in the primary offering to certain persons identified by the Company. The purchase price for Offered Shares under this program will be at the public offering price per Class A Share, net of selling commissions and the Dealer Manager Fee.  The Dealer Manager agrees to work together with the Company to implement this program and to execute sales under the program according to the procedures agreed upon by the Dealer Manager and the Company.

5.3                               Obligations to Participating Dealers.

The Company will not be liable or responsible to any Participating Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee or the Distribution Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee or Distribution Fee to Participating Dealers.  Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fee or Distribution Fee to such Participating Dealers without incurring any liability therefor.

6.              Submission of Orders.

The submission of orders for the purchase of Primary Shares, in any combination of Class A Shares and Class T Shares, shall proceed as follows:

(a)                                 Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus (the “Subscription Agreement”) and to deliver to the Dealer Manager or Participating Dealer, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of the applicable purchase price. Except as may be otherwise provided for in the “Plan of Distribution” section of the Prospectus, Offered Shares shall be offered to the public in any combination of Class A Shares and Class T Shares, at the per share offering price for such class of shares set forth in the Prospectus. There shall be a minimum initial purchase by any one purchaser of $4,000 of Primary Shares, which may be in any combination of Class A Shares and Class T Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager).  Minimum subsequent purchases of Primary Shares shall be $100 per transaction.  Until such time as the Company has received and accepted subscriptions for at least $2,000,000 in Primary Shares (the “Minimum Offering”) and released the proceeds from such subscriptions from the Escrow Account (or such greater amount as may be applicable in respect of any greater escrow in respect of subscribers from any state), those purchasers who purchase Primary Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “UMB Bank, N.A., as escrow agent for NorthStar/RXR New York Metro Income, Inc.”  or “UMB Bank, N.A., as escrow agent for NorthStar/RXR New York Metro.” Thereafter, those persons who purchase Primary Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “NorthStar/RXR New York Metro Income, Inc.”

(b)                                 The Processing Broker-Dealer receiving a Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following receipt by the Processing Broker-Dealer of such materials.  Subscription Agreements and instruments of payment received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering has been obtained, to the Company or to such other account or agent as directed by the Company; and

(ii) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer.  The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering has been obtained, to the Company or to such other account or agent as directed by the Company.

(c)                                  Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Escrow Agent.  The Processing Broker-Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

7.              Indemnification.

7.1     Indemnified Parties Defined.

For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

7.2     Indemnification of the Dealer Manager and Participating Dealers.

The Company and the Operating Partnership, jointly and severally, will indemnify, defend (subject to Section 7.6) and hold harmless the Dealer Manager and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Operating Partnership, any material breach of a covenant contained herein by either the Company or the Operating Partnership, or any material failure by either the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, and the Company and the Operating Partnership will reimburse each Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company or the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Dealer Manager or (y) to the Company, the Operating Partnership or the Dealer Manager by or on behalf of any Participating Dealer, in each case expressly for use in the Registration Statement or any post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto.  This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

7.3     Dealer Manager Indemnification of the Company and the Operating Partnership.

The Dealer Manager will indemnify, defend and hold harmless the Company and the Operating Partnership, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Dealer Manager not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any material violation by the Dealer Manager of this Agreement, or (g) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA Rules or Exchange Act Regulations.  The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

7.4                               Participating Dealer Indemnification of the Company and the Operating Partnership.

By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Dealer Agreement.

7.5                               Action Against Parties; Notification.

Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.6                               Reimbursement of Fees and Expenses.

An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)                                 In the case of the Company and/or the Operating Partnership indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b)                                 In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8.              Contribution.

8.1                               Obligation to Contribute.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

8.2                               Relative Benefits.

The relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, in connection with the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions, Dealer

Manager Fees and the Distribution Fees received by the Dealer Manager and the Participating Dealer, respectively, in each case as set forth in the “Plan of Distribution” section of the Prospectus bear to the aggregate initial public offering price of the Primary Shares as set forth in such section.

8.3                               Relative Fault.

The relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, or by the Dealer Manager or by the Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.4                               Method of Allocation.

The Company, the Operating Partnership, the Dealer Manager and the Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

8.5                               Limitations on the Obligation to Contribute.

Notwithstanding the provisions of this Section 8, the Dealer Manager and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

8.6                               Actions Precluding the Right to Receive Contributions.

No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

8.7                               Rights of Certain Affiliates.

For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and the officers, directors, employees, members, partners, agents and representatives of the Company and the Operating Partnership, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company and the Operating Partnership, respectively.  The Participating Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Class A Shares and Class T Shares sold in the primary offering by each Participating Dealer and not joint.

9.              Survival of Provisions.

The respective agreements, representations and warranties of the Company, the Operating Partnership, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the

Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Offered Shares.  Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 12, 13, 14 and 16, all of which will survive the termination of this Agreement.

10.       Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York applicable to agreements to be made and performed entirely in said state.  Venue for any action brought hereunder shall lie exclusively in New York, New York.

11.       Counterparts.

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

12.       Entire Agreement.

This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

13.       Successors and Amendment.

13.1                        Successors.

This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and the Operating Partnership and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1, 5, 7 and 8 hereof.  Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

13.2                        Assignment.

Neither the Company or Operating Partnership, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.

13.3                        Amendment.

This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Operating Partnership.

14.       Term and Termination.

14.1                        Termination; General.

This Agreement may be terminated by either party upon 60 calendar days’ written notice to the other party in accordance with Section 16 below.  In any case, this Agreement shall expire at the close of business on the Termination Date.

14.2                        Dealer Manager Obligations Upon Termination.

The Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Company for the deposit of investor funds, (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (d) notify Participating Dealers of such termination.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

14.3                        Company Obligations Upon Termination.

Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 hereof at such time as such compensation becomes payable.

15.       Confirmation.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company.  Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

16.       Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	NorthStar/RXR New York Metro Income, Inc.
399 Park Avenue, 18th Floor
New York, New York 10022
Facsimile: (212) 547-2700
Attention: General Counsel

If to the Operating Partnership:	NorthStar/RXR Operating Partnership, LP
c/o NorthStar/RXR New York Metro Income, Inc., General Partner
399 Park Avenue, 18th Floor
New York, New York 10022
Facsimile: (212) 547-2700
Attention: General Counsel

If to the Dealer Manager:	NorthStar Securities, LLC
5299 DTC Boulevard, Suite 900
Greenwood Village, Colorado 80111
Attention: President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

[SIGNATURES ON FOLLOWING PAGE]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.

By:
Name:
Title:

“OPERATING PARTNERSHIP”

NORTHSTAR/RXR OPERATING PARTNERSHIP, LP

	By:	NorthStar/RXR New York Metro Income, Inc.
its General Partner

By:
Name:
Title:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

NORTHSTAR SECURITIES, LLC

By:
Name:
Title:

APPENDIX A

FORM OF PARTICIPATING DEALER AGREEMENT

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
Up to $2,000,000,000 in Shares of Common Stock, $0.01 par value per share

FORM OF PARTICIPATING DEALER AGREEMENT

Dated:            , 20

Ladies and Gentlemen:

Subject to the terms described herein, NorthStar Securities, LLC, as the dealer manager (the “Dealer Manager”) for NorthStar/RXR New York Metro Income, Inc., a Maryland corporation (the “Company”), invites you (“Participating Dealer”) to participate in the distribution, on a “best efforts basis,” of up to $2,000,000,000 in shares of common stock of the Company, $0.01 par value per share (the “Common Stock”) to the public (the “Offering”). The Company proposes to offer (a) up to $1,800,000,000 in shares of Common Stock pursuant to the Company’s primary offering (the “Primary Shares”) in any combination of Class A and Class T shares of Common Stock (which are referred to herein individually as “Class A Shares” and “Class T Shares”); and (b) up to $200,000,000 in Class A Shares and Class T Shares pursuant to the Company’s distribution reinvestment plan (the “DRP Shares” and, together with the Primary Shares, the “Offered Shares”). Notwithstanding the foregoing, the Company has reserved the right to reallocate the Offered Shares between the Primary Shares and the DRP Shares and the Company’s board of directors may adjust the offering price per Primary Share or DRP Share in its discretion.

A registration statement on Form S-11 (File No. 333-200617) has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”), for the registration of the Offered Shares.  Such registration statement, which includes a preliminary prospectus, was initially filed with the Commission on November 26, 2014 and was declared effective by the Commission on February 9, 2015.  The Company has prepared and filed such amendments thereto, if any, and such amended prospectus, if any, as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required.  Copies of such registration statement and each amendment thereto have been or will be delivered to Participating Dealer.  The prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), is hereinafter referred to as the “Prospectus,” except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the registration statement or any post-effective amendment to the registration statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission.  As used in this agreement, the term “Registration Statement” means the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as part thereof or incorporated therein), as amended through the date hereof, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective, and the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission.

1

I.             Dealer Manager Agreement.

The Company is the sole general partner of NorthStar/RXR Operating Partnership, LP, a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”).  The Dealer Manager has entered into an Amended and Restated Dealer Manager Agreement with the Company and the Operating Partnership dated October [__], 2015 (the “Dealer Manager Agreement”).  Upon effectiveness of this Participating Dealer Agreement (this “Agreement”), you will become one of the Participating Dealers referred to in the Dealer Manager Agreement.

II.            Sale of Shares.

Participating Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. The Participating Dealer shall indicate on Schedule 1 to this Agreement whether the Participating Dealer has elected to use its best efforts to sell Class A Shares, Class T Shares or both classes of Offered Shares.  Nothing in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative, or partner of the Dealer Manager, the Company or the Operating Partnership, and Participating Dealer is not authorized to act for the Dealer Manager, the Company or the Operating Partnership or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Company or NSAM J-NS/RXR Ltd, a Jersey, Channel Islands company that serves as the Company’s advisor pursuant to the terms of an advisory agreement (the “Advisor”), provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”).

III.          Submission of Orders.

Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement (“Subscription Agreement”) in the form attached as an Appendix to the Prospectus and to deliver to Participating Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of the applicable purchase price. Except as may be otherwise provided for in the “Plan of Distribution” section of the Prospectus, Offered Shares shall be offered to the public in any combination of Class A Shares and Class T Shares, at the per share offering price for such class of shares set forth in the Prospectus. There shall be a minimum initial purchase by any one purchaser of $4,000 of Primary Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Minimum subsequent purchases of Primary Shares shall be $100 per transaction.  Any Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall be returned to such subscriber not later than the end of the next business day following receipt by Participating Dealer of such materials. Subscription Agreements and instruments of payment received by the Participating Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a)           where, pursuant to Participating Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by Participating Dealer, Participating Dealer will transmit the Subscription Agreements and instrument of payment to the Escrow Agent (as defined below) or, after the Company has received and accepted subscriptions for at least $2,000,000 in Primary Shares (the “Minimum Offering”), to the Company or to such other account or agent as directed by the Company; and

(b)           where, pursuant to Participating Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Subscription Agreements and instruments of payment will be transmitted by Participating Dealer to the Final Review Office by noon of the next business day following receipt by Participating Dealer.  The Final Review Office will in turn, by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instrument of payment to the Escrow Agent or, after the Minimum Offering has been obtained, to the Company or to such other account or agent as directed by the Company.

1

(c)           Participating Dealer understands that the Company and/or the Dealer Manager reserves the unconditional right to reject any order for any or no reason.

(d)           Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Participating Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Escrow Agent, until the Minimum Offering requirements are satisfied.  The Participating Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Primary Shares subscribed for, and the amount of money paid.

(e)           Participating Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated February 4, 2015 (the “Escrow Agreement”), by and between UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and the Company.

IV.          Participating Dealer’s Compensation.

(a)           Selling Commissions. Subject to volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Participating Dealer’s selling commission applicable to the total public offering price of Primary Shares sold by Participating Dealer which it is authorized to sell hereunder in an amount of up to 7.0% of the gross proceeds from the Class A Shares sold by it in the primary offering and accepted and confirmed by the Company, and an amount of up to 2.0% of the gross proceeds from the sale of Class T Shares sold by it in the primary offering, which commission will be paid by the Dealer Manager. For these purposes, a “sale in the primary offering” shall occur if and only if a Subscription Agreement is accepted by the Company and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction.  Participating Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.  Participating Dealer affirms that the Dealer Manager’s liability for commissions payable to Participating Dealer is limited solely to the commissions received by the Dealer Manager from the Company associated with Participating Dealer’s sale of Primary Shares.

(b)           Dealer Manager Fee. In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow a portion of the dealer manager fee described in the Prospectus (the “Dealer Manager Fee”) to Participating Dealer as marketing fees or to defray other distribution-related expenses.  Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of Primary Shares sold by Participating Dealer, the assistance of Participating Dealer in marketing the Offering and due diligence expenses incurred, the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering and the level of services that the Participating Dealer performs in connection with the distribution of the Primary Shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services; provided, however, that Participating Dealer will not be entitled to receive Dealer Manager Fees which would cause the aggregate amount of selling commissions, Dealer Manager Fees and all other forms of underwriting compensation (as defined in accordance with applicable rules of the Financial Industry Regulatory Authority, Inc., (“FINRA”) received by the Dealer Manager and all Participating Dealers to exceed 10.0% of the gross proceeds raised from the sale of Primary Shares in the Offering.  The Dealer Manager’s reallowance of Dealer Manager Fees to Participating Dealer shall be described in Schedule 2 to this Agreement.

(c)           Distribution Fees. In addition, as set forth in the Prospectus, the Dealer Manager may reallow the Distribution Fee (as defined in the Dealer Manager Agreement) to the Participating Dealer in the Dealer Manager’s sole discretion; provided, however, that the Participating Dealer’s right, if any, to receive Distribution Fees with respect to each Class T Share shall cease upon the earliest to occur of the following: (i) a listing of the shares of the Company’s Common Stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including Dealer Manager Fees, selling commissions, Distribution Fees and any other amounts paid to participating broker dealers

2

that would be deemed underwriting compensation pursuant to FINRA Rule 2310, with respect to all Class A Shares and Class T Shares, would be in excess of 10% of the gross proceeds of the primary portion of the Offering; or (iv) the end of the month in which total underwriting compensation, including Dealer Manager Fees, selling commissions and Distribution Fees with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the stockholder’s total gross offering price at the time of investment of the primary Class T Shares held in such account. The amount of the Distribution Fee to be reallowed to the Participating Dealer is set forth on Schedule 1 to this Agreement.

Notwithstanding the foregoing, if the Dealer Manager is notified that the Participating Dealer is no longer the broker-dealer of record with respect to Class T Shares sold by the Participating Dealer, then the Participating Dealer’s entitlement to the Distribution Fees related to such Class T Shares shall cease, and the Participating Dealer if the change in the broker dealer of record with respect to such Class T Shares is made in connection with a change in the registration of record for such Class T Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Participating Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Class T Shares for the portion of the month for which the Participating Dealer was the broker dealer of record. Thereafter, such Distribution Fees may be reallowed by the Dealer Manager to the then-current broker dealer of record of the Class T Shares if any such broker dealer of record has been designated (the “Servicing Broker Dealer”); provided, that, such reallowance shall only be paid to the extent such Servicing Broker Dealer has entered into a Participating Dealer Agreement or similar agreement with the Dealer Manager (the “Servicing Agreement”) and such Participating Dealer Agreement or Servicing Agreement with the Servicing Broker Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Participating Dealer agrees to promptly notify the Dealer Manager upon becoming aware that it should no longer be the broker dealer of record with respect to any or all of the Class T Shares sold by the Participating Dealer.

(d)           DRP Shares. Participating Dealer acknowledges and agrees that no selling commissions or Dealer Manager Fees will be paid in respect of the sale of any DRP Shares.

(e)           Limitations on Compensation. The parties hereby agree that the foregoing selling commissions, Dealer Manager Fees and Distribution Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Participating Dealer’s interest in the Offering is limited to such selling commissions, Dealer Manager Fees and Distribution Fees from the Dealer Manager and Participating Dealer’s indemnity referred to in Section XII below, and that the Company is not liable or responsible for the direct payment of such selling commissions, Dealer Manager Fees and Distribution Fees to Participating Dealer.

(f)           Due Diligence Expenses. In addition, as set forth in the Prospectus, the Dealer Manager will reimburse Participating Dealer for reasonable bona fide due diligence expenses incurred by Participating Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties.  Participating Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

V.            Payment.

Payments of selling commissions will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Participating Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions, Dealer Manager Fees, Distribution Fees and other payments due to it pursuant to this Agreement directly to its bank account. If Participating Dealer so elects, Participating Dealer shall provide such deposit authorization and instructions in Schedule 3 to this Agreement.

VI.          Right to Reject Orders or Cancel Sales.

3

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company and/or the Dealer Manager, which reserves the right to reject any order for any or no reason.  Orders not accompanied by the required instrument of payment for the Primary Shares may be rejected.  Issuance and delivery of the Primary Shares will be made only after actual receipt of payment therefor.  In the event an order is rejected, canceled or rescinded for any reason, Participating Dealer agrees to return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Participating Dealer fails to so return any such selling commissions, the Dealer Manager shall have the right to offset amounts owed against future commissions or Dealer Manager Fees due and otherwise payable to Participating Dealer.

VII.         Prospectus and Authorized Sales Materials.

Participating Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials.  The Dealer Manager will supply Participating Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Authorized Sales Materials, for delivery to investors, and Participating Dealer will deliver a copy of the Prospectus (including all supplements thereto) to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Primary Shares to an investor.  Participating Dealer agrees that it will not send or give any supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto to that investor or has simultaneously sent or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials.  Participating Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public.  Participating Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials.  Participating Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

VIII.       License and Association Membership.

Participating Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Primary Shares under Federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA.  Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 4 to this Agreement and that its registered representatives have the appropriate licenses(s) to offer and sell the Offered Shares in such jurisdictions.  This Agreement shall automatically terminate if Participating Dealer ceases to be a member in good standing of FINRA.  Participating Dealer agrees to notify the Dealer Manager immediately if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Dealer is currently registered or licensed.  The Participating Dealer also hereby agrees to abide by the Rules of Fair Practice of FINRA and to comply with FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, and Rules 2340 and 2420 promulgated by the National Association of Securities Dealers, as amended to date.

IX.          Anti-Money Laundering Compliance Programs.

(a)           Participating Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the Commission (the “Commission Rules”) and the Uniting and Strengthening America by

4

Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Primary Shares.  Participating Dealer’s acceptance of this Agreement also constitutes a representation to the Company and the Dealer Manager that as of the date hereof, Participating Dealer is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.  Participating Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Dealer submits orders to the Company.  To the extent permitted by applicable law, Participating Dealer will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Primary Shares.

(b)           Upon request by the Dealer Manager at any time, Participating Dealer hereby agrees to (i) furnish a written copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Dealer’s most recent independent testing of its AML Program.  Participating Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Participating Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification, (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

X.            Limitation of Offer; Suitability.

(a)           Participating Dealer will offer the Offered Shares only to persons who meet the suitability standards set forth in the Prospectus and any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company or the Dealer Manager that the Offered Shares are qualified for sale or that such qualification is not required (the “Qualified Jurisdictions”).  Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Participating Dealer represents, warrants and covenants that it will not offer the Offered Shares and will not permit any of its registered representatives to offer the Offered Shares in any jurisdiction unless both Participating Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering the Offered Shares, Participating Dealer will comply with the provisions of the Rules of Fair Practice set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).

(b)           Participating Dealer further represents, warrants and covenants that neither Participating Dealer, nor any person associated with Participating Dealer, shall offer or sell the Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under all of the following: (i) applicable provisions of the Prospectus; (ii) applicable laws of the jurisdiction of which such investor is a resident; (iii) applicable FINRA Rules; and (iv) the provisions of Section III.C. of the NASAA REIT Guidelines.  Participating Dealer agrees to ensure that, in recommending the purchase, sale or exchange of the Offered Shares to an investor, Participating Dealer, or a person associated with Participating Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning such investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Dealer, or person associated with Participating Dealer, that (i) the investor is or will be in a

5

financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Offered Shares, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Offered Shares in the amount proposed, including loss and lack of liquidity of such investment, and (iii) an investment in the Offered Shares is otherwise suitable for such investor.  Participating Dealer further represents, warrants and covenants that Participating Dealer, or a person associated with Participating Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in the Offered Shares of each proposed investor solicited by a person associated with Participating Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.  Participating Dealer agrees to retain such documents and records in Participating Dealer’s records for a period of six years from the date of the applicable sale of the Offered Shares, to otherwise comply with the record keeping requirements provided in Section XIV below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.  Participating Dealer shall not purchase any of the Offered Shares for a discretionary account without obtaining the prior written approval of Participating Dealer’s customer and such customer’s completed and executed Subscription Agreement.

XI.          Due Diligence; Adequate Disclosure.

Prior to offering the Offered Shares for sale, Participating Dealer shall have conducted an inquiry such that Participating Dealer has reasonable grounds to believe, based on information made available to Participating Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of the Offered Shares.  Notwithstanding the foregoing, Participating Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose.  Prior to the sale of the Offered Shares, Participating Dealer shall inform each prospective purchaser of the Offered Shares of pertinent facts relating to the Offered Shares including specifically the risks related to limitations on liquidity and marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Operating Partnership except as set forth in the Prospectus and any Authorized Sales Materials.

XII.         Indemnification.

(a)           Indemnified Parties Defined. For the purposes of this Section XII, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)           Participating Dealer Indemnification of the Indemnified Parties. Participating Dealer agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part, any material inaccuracy in a representation or warranty by Participating Dealer, any material breach of a covenant by Participating Dealer, or any material failure by Participating Dealer to perform its obligations hereunder, or (ii) any untrue statement or alleged untrue statement of a material fact contained (1) in any Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus or (2) in any Authorized Sales Materials or (3) in any application to qualify the Offered Shares for the offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction, or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in

6

the Prospectus or any amendment or supplement to the Prospectus or necessary to make statements therein not misleading, provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Operating Partnership or the Dealer Manager by Participating Dealer specifically for use with reference to Participating Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (iv) any use of sales literature by Participating Dealer not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by Participating Dealer or Participating Dealer’s representatives or agents, or (v) any untrue statement made by Participating Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (vi) any material violation of this Agreement by Participating Dealer, or (vii) any failure of Participating Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (viii) any other failure by Participating Dealer to comply with applicable FINRA Rules or Commission Rules or any other applicable Federal or state laws in connection with the Offering.  Participating Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which Participating Dealer may otherwise have.

(c)           Action of Parties; Notification. Promptly after receipt by any indemnified party under this Section XII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section XII, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section XII (d) below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(d)           Reimbursement of Fees and Expenses. An indemnifying party under this Section XII of this Agreement shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

XIII.       Contribution.

(a)           Obligation to Contribute. If the indemnification provided for in Section XII hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i)

7

in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the Dealer Manager and Participating Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the Dealer Manager Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, the Dealer Manager and Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)           Relative Benefits. The relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, in connection with the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions, Dealer Manager Fees and Distribution Fees received by the Dealer Manager and the Participating Dealer, respectively, in each case as set forth in the “Plan of Distribution” section of the Prospectus bear to the aggregate initial public offering price of the Primary Shares as set forth in such section.

(c)           Relative Fault. The relative fault of the Company and the Operating Partnership, the Dealer Manager and Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, or by the Dealer Manager or by Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           Method of Allocation. The Company, the Operating Partnership, the Dealer Manager and Participating Dealer agree that it would not be just and equitable if contribution pursuant to this Section XIII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section XIII.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section XIII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e)           Limitations on the Obligation to Contribute. Notwithstanding the provisions of this Section XIII, the Dealer Manager and Participating Dealer shall not be required to contribute any amount by which the total amount of selling commissions, Dealer Manager Fees and Distribution Fees received by them exceeds the amount of any damages which the Dealer Manager and Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)            Actions Precluding the Right to Receive Contributions. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)           Rights of Certain Affiliates. For the purposes of this Section XIII, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and the officers, directors, employees, members, partners, agents and representatives of the Company and the Operating Partnership, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company and the Operating Partnership, respectively.  Participating Dealer’s obligations to contribute pursuant to this Section XIII are several in proportion to the number of Primary Shares sold by Participating Dealer and not joint.

8

XIV.       Compliance with Record Keeping Requirements.

Participating Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  Participating Dealer further agrees to keep such records with respect to each customer who purchases Primary Shares, his suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

XV.         Customer Complaints.

Participating Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Dealer copies of any written or otherwise documented customer complaints received by Participating Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by Participating Dealer).

XVI.       Effective Date.

This Agreement will become effective upon the last date it is signed by either party hereto.

XVII.      Termination; Amendment; and Third-Party Beneficiaries.

(a)           Participating Dealer will immediately suspend or terminate its offer and sale of the Offered Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of the Offered Shares hereunder upon subsequent request of the Company or the Dealer Manager.  Any party may terminate this Agreement by written notice pursuant to Section XX below.  This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

(b)           This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Dealer, and any such amendment shall be deemed accepted by Participating Dealer upon placing an order for sale of the Offered Shares after it has received such notice.

(c)           This Agreement shall inure to the benefit of the Company and its successors and the Company and its successors shall be deemed a third party beneficiary for all purposes under the Agreement.

XVIII.    Assignment.

Participating Dealer shall have no right to assign this Agreement or any of Participating Dealer’s rights hereunder or to delegate any of Participating Dealer’s obligations.  Any purported assignment or delegation by Participating Dealer shall be null and void.  The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Dealer shall be deemed to have consented to such assignment by execution hereof.  Dealer Manager shall provide written notice of any such assignment to Participating Dealer.

XIX.       Privacy Laws.

The Dealer Manager and Participating Dealer (each referred to individually in this Section XIX as a “party”) agree as follows:

(a)           Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

9

(b)           Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)           Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.  In the event either party intends to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XX.         Notice.

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: 5299 DTC Boulevard, Suite 900, Greenwood Village, Colorado 80111, Attention: Tim Toole, and to Participating Dealer at the address specified by Participating Dealer on the signature page hereto.

XXI.       Attorneys’ Fees, Applicable Law and Venue.

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.  This Agreement shall be construed under the laws of the State of New York applicable to agreements to be made and performed entirely in said state.  Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York, New York.

[SIGNATURES ON FOLLOWING PAGES]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

NORTHSTAR SECURITIES, LLC

By:
Name:
Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth.  We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.             Identity of Participating Dealer:

Full Legal Name:

(to be completed by Participating Dealer)

Type of Entity:

(to be completed by Participating Dealer)

Organized in the State of:

(to be completed by Participating Dealer)

Tax Identification Number:

(to be completed by Participating Dealer)

FINRA/CRD Number:

(to be completed by Participating Dealer)

11

2.             Any notice under this Agreement will be deemed given pursuant to Section XX hereof when delivered to Participating Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

Date:

12

SCHEDULE 1
TO
PARTICIPATING DEALER AGREEMENT WITH
NORTHSTAR SECURITIES, LLC

NAME OF ISSUER:	NORTHSTAR/RXR NEW YORK METRO INCOME, INC.

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

Check each applicable box below:

☐	Check this box if the Participating Dealer is electing to sell Class A Shares.

☐	Check this box if the Participating Dealer is electing to sell Class T Shares.

Distribution Fee Reallowance (applicable ONLY if the Dealer sells Class T Shares)

The following reflects the Distribution Fee reallowance as agreed upon between the Dealer Manager and the Participating Dealer in connection with sales of Class T Shares by the Participating Dealer, excluding Offered Shares issued under the Company’s distribution reinvestment plan. Except as otherwise specifically stated herein, capitalized terms used in this Schedule not otherwise defined herein shall have the meanings given them in the Participating Dealer Agreement (the “Agreement”) between the Participating Dealer and the Dealer Manager of which this Schedule is a part.

Subject to the terms of the Agreement, including without limitation Sections IV, V and VI of the Agreement, the Dealer Manager shall reallow to the Participating Dealer _____% of the Distribution Fees received by the Dealer Manager with respect to Class T Shares sold by the Dealer until such time as the Participating Dealer has received aggregate Distribution Fees with respect to such Class T Shares equal to _____% of the total gross investment amount at the time of purchase of such Class T Shares. The Dealer Manager will pay the Distribution Fee to the Participating Dealer monthly in arrears. Notwithstanding anything to the contrary contained in this Schedule, the Participating Dealer affirms that the Dealer Manager’s liability for payment of the Distribution Fee to the Participating Dealer is limited solely to the Distribution Fees received by the Dealer Manager from the Company associated with the Dealer’s sale of Class T Shares.

13

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

Date:

14

SCHEDULE 2
TO
PARTICIPATING DEALER AGREEMENT WITH
NORTHSTAR SECURITIES, LLC

NAME OF ISSUER:	NORTHSTAR/RXR NEW YORK METRO INCOME, INC.

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

As marketing fees and to defray other distribution-related expenses, the Dealer Manager will pay              basis points of the gross cash proceeds on all sales generated by Participating Dealer pursuant to Section IV of this Participating Dealer Agreement.  These amounts are in addition to the selling commissions provided for in Section IV of this Participating Dealer Agreement and will be due and payable at the same time as the selling commissions, as more fully described in Section V hereof.

“DEALER MANAGER”

NORTHSTAR SECURITIES, LLC

By:

Name:

Title:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

15

SCHEDULE 3
TO
PARTICIPATING DEALER AGREEMENT WITH
NORTHSTAR SECURITIES, LLC

NAME OF ISSUER:	NORTHSTAR/RXR NEW YORK METRO INCOME, INC.

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, reallowances and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below.  This authority will remain in force until Participating Dealer notifies the Dealer Manager in writing to cancel it.  In the event that the Dealer Manager deposits funds erroneously into Participating Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

Date:

16

SCHEDULE 4
TO
PARTICIPATING DEALER AGREEMENT WITH
NORTHSTAR SECURITIES, LLC

Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Guam	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virgin Islands
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming

17